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                                                                    Exhibit 21.1
                                                                    ------------


                          MICROSTRATEGY INCORPORATED

                                 Subsidiaries
                                 ------------

MicroStrategy Incorporated
8000 Towers Crescent Drive
Vienna, VA 22182

Aventine Incorporated
(Delaware)

MicroStrategy Capital Corporation
(Delaware)

MicroStrategy GmbH
(Austria)

MicroStrategy-FSC, Inc.
(Barbados)

MicroStrategy International Limited
(Bermuda)

MicroStrategy Canada Incorporated
(Canada)

MicroStrategy France SARL
(France)

MicroStrategy Deutschland GmbH
(Germany)

MicroStrategy Italy S.r.l.
(Italy)

MicroStrategy Benelux B.V.
(Netherlands)

MicroStrategy Iberica, S.A.
(Spain)

MicroStrategy Limited
(United Kingdom)